As filed with the Securities and Exchange Commission on April 25, 2013

Registration Nos. 333-187718

and 333-187718-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

——————————

AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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CEF Equipment Holding, L.L.C.

(as a depositor to the issuing entities described herein)

(Exact name of co-registrant as specified in its charter)

Delaware (State of Incorporation) Charles E. Rhodes, Esq. GE Capital Markets 201 Merritt 7 Norwalk, CT 06851 Tel: (203) 229-5564

6189
(Primary Standard Industrial
Classification Code Number)

10 Riverview Drive
Danbury, CT 06810
Tel: (203) 749-2101

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

75-3066756 (I.R.S. Employer Identification No.) Copy to: Paul Jorissen, Esq. Mayer Brown LLP 1675 Broadway New York, New York 10019 (212) 506-2500

GE TF Trust

(issuer with respect to SUBI Certificates described herein)

(Exact name of co-registrant as specified in its charter)

Delaware (State of Organization) Charles E. Rhodes, Esq. GE Capital Markets 201 Merritt 7 Norwalk, CT 06851 Tel: (203) 229-5564

6189
(Primary Standard Industrial
Classification Code Number)

Rodney Square North

1100 N. Market Street

Wilmington, Delaware 19890

Tel: 302-636-6196

(Address, including zip code, and telephone number, including area code, of co-registrant’s principal executive offices)

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

27-6078326 (I.R.S. Employer Identification No.) Copy to: Paul Jorissen, Esq. Mayer Brown LLP 1675 Broadway New York, New York 10019 (212) 506-2500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐___________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐___________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐___________

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐___________

Indicate by check mark whether the co-registrants are large accelerated filers, accelerated filers, non-accelerated filers, or a smaller reporting companies. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filers ☐	Accelerated filers ☐	Non-accelerated filers ☑	Smaller Reporting Companies ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Per Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
Asset Backed Notes and Certificates	$4,250,000,000	100%	$4,250,000,000	$579,563.60
Special Unit of Beneficial Interest Certificates (4)	$4,250,000,000	(5)	(5)	(5)
Total	$4,250,000,000	100%	$4,250,000,000	$579,563.60

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	$136.40 has been previously paid.
(3)	In accordance with Rule 415(a)(6) of the Rules and Regulations under the Securities Act, the prospectuses included herein are combined prospectuses which also relate to $77,382,000 of unissued securities previously registered under Registration Statement No. 333-181103, declared effective on August 3, 2012 (the “Prior Registration Statement”). Accordingly, the total amount registered under the Registration Statement to which this Amendment No. 1 relates (this “Registration Statement”) (including the amount being carried forward from the Prior Registration Statement) is $4,327,382,000. The filing fee related to the amount carried forward to this Registration Statement was paid with the Prior Registration Statement.
(4)	Each Special Unit of Beneficial Interest (“SUBI”) issued by GE TF Trust will constitute a beneficial interest in specified assets of GE TF Trust, including certain leases of titled transportation equipment and the related equipment. The SUBIs are not being offered to investors hereunder. Each Special Unit of Beneficial Interest Certificate (the “SUBI Certificate”) issued by GE TF Trust and representing the related SUBI will be transferred to the applicable issuing entity. The SUBI Certificates are not being offered to investors hereunder but rather are being distributed to investors through the offering of the asset-backed notes where the asset pool includes a SUBI Certificate.
(5)	Not applicable.

The Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The purpose of this Amendment No. 1 to the Registration Statement is to register securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Estimated expenses, other than underwriting discounts and commissions, in connection with the offering of the Securities being registered herein are as follows:

SEC filing fee	$579,563.60
Legal fees and expenses	$712,500
Accounting fees and expenses	$387,500
Rating agency fees	$2,212,500
Indenture Trustee fees and expenses	$15,000
Blue Sky expenses	$10,000
Printing and engraving	$100,000
Miscellaneous	$80,000

Total	$4,097,063.60

Item 15. Indemnification of Directors and Officers.

CEF Equipment Holding, L.L.C.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

CEF Equipment Holding, L.L.C. was formed under the laws of the State of Delaware. The limited liability company agreement of CEF Equipment Holding, L.L.C. provides, in effect that, subject to certain limited exceptions, it will indemnify and hold harmless, and advance expenses to its members, managers, employees, organizers or agents of CEF Equipment Holding, L.L.C., and employees, shareholders, directors, officers, incorporators, agents or affiliates of its members (each, an “Indemnified Party”), to the fullest extent permitted by applicable law against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, the limited liability company agreement or CEF Equipment Holding, L.L.C.’s business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled. This indemnification shall be in addition to any liability that the CEF Equipment Holding, L.L.C. may otherwise have, shall inure to the benefit of the successors,

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assigns, heirs and personal representatives of each Indemnified Party, and shall be limited to the assets of the CEF Equipment Holding, L.L.C.

Insofar as indemnification by CEF Equipment Holding, L.L.C. for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CEF Equipment Holding, L.L.C. pursuant to the foregoing provisions, CEF Equipment Holding, L.L.C. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      CEF Equipment Holding, L.L.C. (or any of its affiliates) may maintain insurance to indemnify any employee, representative, agent, director or officer of CEF Equipment Holding, L.L.C. and/or any such affiliate against any exposure, liability or loss.

GE TF Trust

GE TF Trust is a Delaware statutory trust (the “Titling Trust”).

Section 3803 of the Delaware Statutory Trust Act provides as follows:

3803. Liability of Beneficial Owners and Trustees.

(a)	Except to the extent otherwise provided in the governing instrument of the statutory trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State.

(b)	Except to the extent otherwise provided in the governing instrument of a statutory trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

(c)	Except to the extent otherwise provided in the governing instrument of a statutory trust, an officer, employee, manager or other person acting pursuant to Section 3806(b)(7), when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

Section 3817 of the Delaware Statutory Trust Act provides as follows:

3817. Indemnification.

(a)	Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a statutory trust, a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

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(b)	The absence of a provision for indemnity in the governing instrument of a statutory trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

The trust agreement for the Titling Trust (the “Trust Agreement”) provides that each trustee and any trust agent shall be indemnified and held harmless (but only out of and to the extent of the trust assets allocated to the portfolio for which such trustee acts as trustee) with respect to any loss, liability, claim, action, suit, cost or expense, including reasonable attorneys’ and other professionals’ fees and expenses, of any kind and nature whatsoever (collectively “Claims”), arising out of or incurred in connection with (a) any of the trust assets (including, without limitation, any Claims relating to user leases, leased assets, consumer fraud, consumer leasing act violations, misrepresentation, deceptive and unfair trade practices, and any other claims arising in connection with any user lease, personal injury or property damage claims arising with respect to any leased assets or any claim with respect to any tax arising with respect to any trust asset) or (b) such trustee’s or trust agent’s acceptance or performance of the trusts and duties contained in the Trust Agreement or any trust agency agreement, with any allocation of such indemnification among the trust assets to be made as provided for in the Trust Agreement, provided, however, that neither a trustee nor any trust agent shall be indemnified or held harmless out of the trust assets as to any Claim (i) for which the initial beneficiary, GE Title Holding Corp., General Electric Capital Corporation, a servicer or any of their respective affiliates shall be liable and shall have paid pursuant to the Trust Agreement or a servicing agreement, (ii) incurred by reason of such trustee’s or such trust agent’s willful misfeasance, bad faith or gross negligence, or (iii) incurred by reason of such trustee bank’s breach of its respective representations and warranties pursuant to any servicing agreement or of Trust Agreement.

Underwriters

Each underwriting agreement will generally provide that the underwriter will indemnify CEF Equipment Holding, L.L.C. and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act relating to certain information provided or actions taken by the underwriter. CEF Equipment Holding, L.L.C. has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

A list of Exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

(a)	Rule 415 Offering: Each undersigned Co-Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

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(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Co-Registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement. Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Co-Registrants are relying on Rule 430B:

(A) Each prospectus filed by either Co-Registrant or both Co-Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this

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Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(ii)	If either Co-Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of each Co-Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Co-Registrant undertakes that in a primary offering of securities of the undersigned Co-Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Co-Registrant will be a seller

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to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Co-Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Co-Registrant or used or referred to by the undersigned Co-Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Co-Registrant or its securities provided by or on behalf of the undersigned Co-Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Co-Registrant to the purchaser.

(b)	Filings Incorporating Subsequent Exchange Act Documents by Reference:

Each undersigned Co-Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of either Co-Registrant 's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Request for Acceleration of Effective Date:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Co-Registrants pursuant to the foregoing provisions, or otherwise, the Co-Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Co-Registrant of expenses incurred or paid by a director, officer or controlling person of that Co-Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Co-Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by such Co-Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Registration Statement Under Rule 430A: Each undersigned Co-Registrant hereby undertakes that:

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(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by either Co-Registrant or both Co-Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(ii)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Qualification of Trust Indentures under the Trust Indenture Act of 1939 for Delayed Offerings:

The undersigned Co-Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e)	Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties:

The undersigned Co-Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)	Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site:

The undersigned Co-Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant, CEF Equipment Holding, L.L.C., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement I.B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danbury, Connecticut, on the date of April 25, 2013.

CEF EQUIPMENT HOLDING, L.L.C.

By:	/s/ Charles E. Rhodes
Name: Charles E. Rhodes
Title: Vice President and Secretary

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Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following officers and directors of the Co-Registrant, CEF Equipment Holding, L.L.C. in the capacities and on the dates indicated below:

Signature	Title	Date
/s/ Thomas A. Davidson* Thomas A. Davidson	President and Chief Executive Officer	April 25, 2013
/s/ Peter M. Graham* Peter M. Graham	Vice President and Chief Financial Officer and Principal Accounting Officer	April 25, 2013
/s/ Charles E. Rhodes Charles E. Rhodes	Vice President and Secretary	April 25, 2013
/s/ Michael Ablondi* Michael Ablondi	Vice President	April 25, 2013
/s/ Kristi Colburn* Kristi Colburn	Vice President	April 25, 2013
/s/ Steven Day* Steven Day	Vice President	April 25, 2013
/s/ Sharon L. Tanner* Sharon L. Tanner	Vice President	April 25, 2013

_______________________

* Charles E. Rhodes has signed this Amendment No. 1 to the Registration Statement on behalf of Peter M. Graham, Thomas A. Davidson, Michael Ablondi, Kristi Colburn, Steven Day and Sharon L. Tanner, as Attorney-in-fact under the Power of Attorney.

By:	/s/ Charles E. Rhodes
Attorney-in-fact

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant, GE TF Trust, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement I.B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwalk, Connecticut, on the date of April 25, 2013.

GE TF TRUST

By:	General Electric Capital Corporation., solely as servicer of GE TF Trust

By:	/s/ Steven Day
Name: Steven Day
Title: President

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Signature	Title	Date
/s/ Steven Day Steven Day	Performing the functions of Director and Principal Executive Officer	April 25, 2013

/s/ Peter M. Graham* Peter M. Graham	Performing the functions of Director and Principal Financial Officer	April 25, 2013
/s/ Paul Costa* Paul Costa	Performing the functions of Director and Principal Accounting Officer	April 25, 2013

_______________________

* Steven Day has signed this Amendment No. 1 to the Registration Statement on behalf of Peter M. Graham and Paul Costa, as Attorney-in-fact under the Power of Attorney.

By:	/s/ Steven Day
Attorney-in-fact

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EXHIBIT INDEX

Exhibit	Description
1(a)	Form of Underwriting Agreement for Notes (incorporated by reference to Exhibit 1(a) to Registration Statement No. 333-132242)*
3(a)	Certificate of Formation of CEF Equipment Holding, L.L.C. (incorporated by reference to Exhibit 3(a) to Registration Statement No. 333-99053)*
3(b)	First Amended and Restated Limited Liability Company Agreement of CEF Equipment Holding, L.L.C. (incorporated by reference to Exhibit 3(b) to Registration Statement No. 333-99053)*
3(c)	Form of Certificate of Trust of the Issuer (incorporated by reference to Exhibit 3(c) to Registration Statement No. 333-99053)*
3(d)	Form of Certificate of Formation of the Issuer (incorporated by reference to Exhibit 3(d) to Registration Statement No. 333-99053)*
4(a)	Form of Indenture between the Issuer and the Indenture Trustee (incorporated by reference to Exhibit 4(a) to Registration Statement No. 333-181103)*
4(b)	Form of Trust Agreement of the Issuer (incorporated by reference to Exhibit 4(b) to Registration Statement No. 333-99053)*
4(c)	Form of Limited Liability Company Agreement of the Issuer (incorporated by reference to Exhibit 4(c) to Registration Statement No. 333-181103)*
4(d)	Form of Class A Note (Included as part of Exhibit 4(a))*
4(e)	Form of Class B Note (Included as part of Exhibit 4(a))*
4(f)	Form of Class C Note (Included as part of Exhibit 4(a))*
4(g)	Form of Certificate (incorporated by reference to Exhibit 4(g) to Registration Statement No. 333-99053)*
5.1	Opinion of Mayer Brown LLP with respect to legality of the asset-backed notes*
5.2	Opinion of Mayer Brown LLP with respect to legality of the SUBI certificates*
8	Opinion of Mayer Brown LLP with respect to Federal income tax matters*
23(a)	Consent of Mayer Brown LLP (included as part of Exhibits 5.1 and 5.2)*
23(b)	Consent of Mayer Brown LLP (included as part of Exhibit 8)*
24	Powers of Attorney*
25	Form T-1 Statement of Eligibility*

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99(a)	Form of Receivables Sale Agreement (incorporated by reference to Exhibit 99(a) to Registration Statement No. 333-181103)*
99(b)	Form of Receivables Purchase and Sale Agreement (incorporated by reference to Exhibit 99(b) to Registration Statement No. 333-181103)*
99(c)	Form of Servicing Agreement (incorporated by reference to Exhibit 99(c) to Registration Statement No. 333-181103)*
99(d)	Form of Administration Agreement (incorporated by reference to Exhibit 99(d) to Registration Statement No. 333-181103)*
99(e)

Amended and Restated Trust Agreement, dated as of April 30, 2012 (the “Titling Trust Agreement”), between GE Capital Title Holding Corp., as settlor and initial beneficiary and Wilmington Trust Company, as UTI trustee, administrative trustee and Delaware trustee (incorporated by reference to Exhibit 99(e) to Registration Statement No. 333-181103)*

99(f)

Form Supplement to the Titling Trust Agreement, between GE Capital Title Holding Corp., as settlor and initial beneficiary and Wilmington Trust Company, as UTI trustee, administrative trustee and SUBI trustee (incorporated by reference to Exhibit 99(f) to Registration Statement No. 333-181103)*

99(g)

Amended and Restated Collateral Agency Agreement, dated as of April 30, 2012, between GE Title Agent LLC, as collateral agent and General Electric Capital Corporation (incorporated by reference to Exhibit 99(g) to Registration Statement No. 333-181103)*

99(h)

Amended and Restated Servicing Agreement, dated as of April 30, 2012 (the “Trust Servicing Agreement”), between GE TF Trust and General Electric Capital Corporation, as servicer (incorporated by reference to Exhibit 99(h) to Registration Statement No. 333-181103)*

99(i)

Administration Agreement, dated as of February 10, 2010, between GE Title Agent LLC, as collateral agent and General Electric Capital Corporation, as administrator (incorporated by reference to Exhibit 99(i) to Registration Statement No. 333-181103)*

99(j)	Management Services Agreement, dated as of April 30, 2012, among GE Capital Title Holding Corp., as manager, General Electric Capital Corporation, as servicer and GE TF Trust (incorporated by reference to Exhibit 99(j) to Registration Statement No. 333-181103)*
________
* Previously filed.

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